Exhibit 99.1

Document Security Systems Reports Third Quarter of 2014 Financial Results

ROCHESTER, NY — November 13, 2014 — Document Security Systems, Inc. (NYSE MKT: DSS), (DSS), a leader in anti-counterfeiting and authentication solutions, reported results for the third quarter ended September 30, 2014.

Q3 2014 Financial Highlights

Revenue for the third quarter of 2014 increased 17% to a record $5.0 million from $4.3 million in the same year-ago quarter. The increase was primarily driven by a 22% increase in printed product revenue, which includes sales of packaging, printing and plastics, to $4.5 million from $3.7 million in the same year-ago period. Revenue growth was offset by an 18% decrease in technology sales, services and licensing revenues to $475,000 from $578,000 in the year-ago period.

Costs of goods and expenses totaled $18.7 million, an increase of 170% from $6.9 million in the same year-ago period. The increase was primarily due to a non-recurring and non-cash $11.8 million impairment charge, which is described below. Excluding the impairment charge, costs of goods and expenses for the third quarter of 2014 totaled $6.9 million, which was essentially flat from the same year-ago period.

Cost of goods sold, excluding depreciation and amortization, increased 24% to $3.1 million compared to $2.5 million in the same year-ago period. This increase was driven by a higher portion of packaging sales as a percentage of total printed products sales in the third quarter of 2014.

Adjusted EBITDA loss, a non-GAAP metric defined as earnings before interest, taxes, depreciation, amortization, and stock-based compensation, as well as other non-recurring items, totaled $362,000 compared to an adjusted EBITDA loss of $556,000 in the same year-ago period (see further discussion about the use of adjusted EBITDA, below). The improvement reflected the increase in sales and cost control initiatives.

Net loss totaled $8.1 million or $(0.19) per basic and diluted share, as compared to net income of $6.5 million or $0.15 per basic and diluted share in the third quarter of 2013. The increased net loss was primarily due to the $11.8 million impairment charge, of which $4.7 million was attributable to a 40% non-controlling interest held by another entity, related to DSS’ investment in the intellectual property of VirtualAgility. In September 2014, VirtualAgility received an adverse decision in its infringement suit against Salesforce.com, which triggered the impairment charge.

The net impairment expense, net of a $1.0 million tax benefit, of $6.1 million significantly impacted net loss for the third quarter of 2014. In addition, during the third quarter of 2013, a $9.2 million one-time deferred tax benefit was recorded, which significantly improved net income. Excluding the impairment charge in the third quarter of 2014 and the tax benefit in the year-ago quarter, net loss in the third quarter of 2014 decreased to $2.0 million from $2.7 million last year.

Management Commentary

“The third quarter and first nine months of 2014 marked strong revenue periods for DSS,” said Jeff Ronaldi, the company’s CEO. “This was driven by growth in our anti-counterfeiting and authentication solutions, as well as continued demand for our printed products. In fact, our focus on topline growth and cost controls in our printed products division resulted in a 22% increase in revenue and a 160% increase in adjusted EBITDA profitability for that division.

“We continue to execute on our long-term plan to build a more diversified, higher-growth, and profitable company. Along those lines, we continue to target cost savings companywide to further optimize our organization. This includes rationalizing our headcount and G&A expenses, while maintaining our current level of sales and marketing expenses in order to capitalize on the significant opportunities we’re pursuing with AuthentiGuard.”

“While the write-down of our VirtualAgility investment impacted our GAAP results in Q3, we recently achieved important milestones in our IP division, including the resumption of our Bascom Research case following a lengthy stay, as well as the scheduling of Markman hearings in three of our IP disputes,” added Ronaldi.

“Over the last two years, we have amassed a diversified patent portfolio that aligns with our technology roadmap and supports our operating divisions, product innovations and licensing programs. Our diversified strategy provides highly predictable and valuable revenue and cash flow streams from our core printed products division, while maximizing the potential returns on our IP investments through product commercialization and licensing.

“Altogether, our expectations for the future remain high and we see a widening pipeline of opportunities ahead. We plan to build on our progress in the fourth quarter and through 2015 to deliver revenue growth and consistent core financial performance while continuing to seek significant returns from our IP investments.”

Conference Call

DSS management will hold a conference call later today (November 13, 2014) to discuss these results. The company’s CEO, Jeff Ronaldi, and CFO, Phil Jones, will host the presentation, followed by a question and answer period.

Date: November 13, 2014

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in: (877) 407-8031

International dial-in: (201) 689-8031

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website at www.dsssecure.com.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 27, 2014.

U.S. replay dial-in: (877) 660-6853

International replay dial-in: (201) 612-7415

Replay ID: 13594068

About Document Security Systems

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites.

DSS continually invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies through its subsidiary, DSS Technology Management, Inc.

For more information on the AuthentiGuard Suite, please visit www.authentiguard.com. For more information on DSS and its subsidiaries, please visit www.DSSsecure.com. To follow DSS on Facebook, click here.

For More Information

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Forward-Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, those disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission, and as amended by our subsequent periodic reports. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended Sepember 30, 2014	Three Months Ended September 30, 2013	% change	Nine Months Ended Sepember 30, 2014	Nine Months Ended September 30, 2013	% change
Revenue
Printed products	$4,489,000	$3,672,000	22%	$12,060,000	$10,773,000	12%
Technology sales, services and licensing	475,000	578,000	-18%	1,415,000	$1,526,000	-7%
Total revenue	$4,964,000	$4,250,000	17%	$13,475,000	$12,299,000	10%

Costs and expenses
Cost of goods sold, exclusive of depreciation and amortization	$3,111,000	$2,508,000	24%	$8,506,000	$7,257,000	17%
Sales, general and administrative compensation	1,168,000	1,204,000	-3%	3,613,000	3,560,000	1%
Depreciation and amortization	1,322,000	1,207,000	10%	3,923,000	1,661,000	136%
Professional fees	388,000	597,000	-35%	1,430,000	1,613,000	-11%
Stock based compensation	265,000	291,000	-9%	1,105,000	1,580,000	-30%
Sales and marketing	124,000	122,000	2%	425,000	330,000	29%
Rent and utilities	201,000	175,000	15%	567,000	487,000	16%
Other operating expenses	216,000	236,000	-8%	668,000	681,000	-2%
Research and development	118,000	54,000	119%	344,000	175,000	97%
Impairment of intangible assets and investments	11,750,000	517,000	2173%	11,750,000	517,000	2173%
Total costs and expenses	$18,663,000	$6,911,000	170%	$32,331,000	$17,861,000	81%
cash based	$5,326,000	$4,896,000	9%	$15,553,000	$14,103,000	10%
Operating loss	(13,699,000)	(2,661,000)	415%	(18,856,000)	(5,562,000)	239%

Other expenses
Interest expense	(89,000)	(65,000)	37%	(252,000)	(158,000)	59%
Amortizaton of note discount and loss on debt extinguishment	-	(17,000)	-100%	(52,000)	(71,000)	-27%
Foreign currency translation gain	19,000	-	0%	2,000	-	0%
Other expense, net	(70,000)	(82,000)	-15%	(302,000)	(229,000)	32%
Loss before income taxes	(13,769,000)	(2,743,000)	402%	(19,158,000)	(5,791,000)	231%

Deferred tax benefit	(1,000,000)	(9,205,000)	-89%	(990,000)	(9,196,000)	-89%

Net income (loss) including noncontrolling interest	(12,769,000)	6,462,000	-298%	(18,168,000)	3,405,000	-634%

Less: loss attributable to noncontrolling interest	4,700,000	-	0%	4,700,000	-	0%

Net income (loss) to common shareholders	$(8,069,000)	$6,462,000	-225%	$(13,468,000)	$3,405,000	-496%

Earnings per share:
Basic	$(0.19)	$0.15	-227%	$(0.32)	$0.12	-367%
Diluted	$(0.19)	$0.15	-227%	$(0.32)	$0.12	-367%

Shares used in computing earnings per share:
Basic	42,213,654	41,911,569	1%	42,060,015	28,444,037	48%
Diluted	42,213,654	41,914,855	1%	42,060,015	28,462,741	48%

DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

As of

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS

Current assets:
Cash	$1,899,977	$1,977,031
Restricted cash	391,293	500,000
Accounts receivable, net of allowance of $68,000 ($60,000- 2013)	1,855,196	2,149,123
Inventory	1,165,923	834,979
Prepaid expenses and other current assets	578,466	403,107
Deferred tax asset, net	166,491	223,323
Total current assets	6,057,346	6,087,563

Property, plant and equipment, net	5,166,713	5,157,852
Investments and other assets	774,702	11,448,008
Goodwill	15,046,197	15,046,197
Other intangible assets, net	27,343,873	29,602,591

Total assets	$54,388,831	$67,342,211

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,478,822	$1,421,765
Accrued expenses and other current liabilities	1,691,972	1,455,629
Revolving lines of credit	-	158,087
Short-term debt	850,000	824,857
Current portion of long-term debt, net	464,066	613,488

Total current liabilities	4,484,860	4,473,826

Long-term debt, net	7,028,199	3,087,358
Other long-term liabilities	502,828	27,566
Deferred tax liability, net	317,522	1,364,447

Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 42,213,654 shares issued and outstanding
(49,411,486 on December 31, 2013)	844,273	988,230
Additional paid-in capital	99,584,712	97,790,426
Accumulated other comprehensive loss	(43,828)	(27,566)
Accumulated deficit	(58,329,735)	(44,862,076)
Non-controlling interest in subsidiary	-	4,500,000

Total stockholders' equity	42,055,422	58,389,014

Total liabilities and stockholders' equity	$54,388,831	$67,342,211

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30,

(Unaudited)

	2014	2013
Cash flows from operating activities:

Net income (loss) including noncontrolling interest	$(18,167,659)	$3,404,772
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	3,923,220	1,660,948
Stock based compensation	1,105,395	1,579,641
Paid in-kind interest	30,000	-
Amortization of note discount	30,010	44,937
Loss on extinguishment of debt	-	26,252

Impairment of intangible assets and investments inclusive of nontrolling interest	11,749,528	516,726
Change in deferred tax provision	(990,093)	(9,196,014)
Foreign currency translation gain	(2,305)	-
Decrease (increase) in assets:
Accounts receivable	293,927	389,521
Inventory	(330,944)	(282,842)
Prepaid expenses and other assets	(210,504)	(188,203)
Restricted cash	108,707	-
Increase in liabilities:
Accounts payable	48,669	72,847
Accrued expenses and other liabilities	831,239	50,942
Net cash used by operating activities	(1,580,810)	(1,920,473)

Cash flows from investing activities:
Purchase of equipment and building improvements	(257,764)	(321,230)
Acquisition of business	-	6,560,890
Purchase of investments	(750,000)	(250,000)
Purchase of intangible assets	(1,216,063)	(2,557,825)
Net cash (used) provided by investing activities	(2,223,827)	3,431,835

Cash flows from financing activities:
Net payments on revolving lines of credit	(158,087)	23,660
Payments of long-term debt	(457,303)	(233,228)
Borrowings of long-term debt	4,041,000	-
Issuances of common stock, net of issuance costs	301,973	48,767

Net cash provided (used) by financing activities	3,727,583	(160,801)

Net (decrease) increase in cash	(77,054)	1,350,561
Cash beginning of period	1,977,031	1,887,163

Cash end of period	$1,899,977	$3,237,724

About the Presentation of Adjusted EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense, and impairment charges as further adjusted to add back stock-based compensation expense and non-recurring items, such as costs related to the Company’s merger with Lexington Technology Group, and impairments of investments and intangible assets. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, stock-based compensation and impairment charges, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as costs related to the Company’s merger with Lexington Technology Group, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization, impairment charges and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

	Three Months Ended September 30			Nine Months Ended September 30
	2014	2013	% change	2014	2013	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss	$(8,069,000)	$6,462,000	-225%	$(13,468,000)	$3,405,000	-496%
Add back:
Depreciation & Amortization	1,322,000	1,207,000	10%	3,923,000	1,661,000	136%
Stock based compensation	265,000	291,000	-9%	1,105,000	1,580,000	-30%
Interest expense	89,000	65,000	37%	253,000	158,000	60%
Amortization of note discount and loss on debt extinguishment	-	17,000	-100%	52,000	71,000	-27%
Income Taxes	(1,000,000)	(9,205,000)	-89%	(990,000)	(9,196,000)	-89%
Foreign currency translation adjustments	(19,000)	-	100%	(2,000)	-	100%
Impairment of intangible assets and investments, net of noncontrolling interests	7,050,000	517,000	1264%	7,050,000	517,000	1264%
Professional fees and other costs incurred in conjunction with the Merger with Lexington Technology Group	-	90,000	-100%	-	677,000	-100%

Adjusted EBITDA	(362,000)	(556,000)	35%	(2,077,000)	(1,127,000)	-84%

Adjusted EBITDA, by group (unaudited)

Printed Products	$603,000	$232,000	160%	$1,355,000	$1,010,000	34%
Technology Management	(424,000)	(288,000)	47%	(1,285,000)	(622,000)	107%
Corporate, less Merger costs in 2013 periods	(541,000)	(500,000)	8%	(2,147,000)	(1,515,000)	42%
	(362,000)	(556,000)	35%	(2,077,000)	(1,127,000)	-84%